Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

CONTACT:

Marty McKenna (312) 928-1901, mmckenna@eqr.com

February 27, 2026

Equity Residential to Participate in Citi 2026 Global Property CEO Conference

Chicago, IL – February 27, 2026 - Equity Residential (NYSE: EQR) today announced that members of the Company’s senior management team, including the Company’s President and CEO, Mark J. Parrell, will participate in a roundtable presentation at the Citi 2026 Global Property CEO Conference on Tuesday, March 3, 2026 at 11:00 a.m. ET. The event will be web cast live. A link to the web cast will be available in the Presentations section of the Investor section of the Company’s website at www.equityapartments.com.

The Company has posted an updated Investor Presentation in connection with these meetings, which includes an operating update. The presentation is available in the Investor section of the Company’s website.

About Equity Residential

Equity Residential is committed to creating communities where people thrive. The Company, a member of the S&P 500, owns and manages 312 properties consisting of 85,190 apartment units in dynamic metro areas across the U.S. with a primary concentration in major coastal markets, diversified by a targeted presence in the high-growth metro areas of Atlanta, Austin, Dallas/Ft. Worth and Denver. For more information on Equity Residential, please visit our website at www.equityapartments.com.